UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2013

KYTHERA BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35663	03-0552903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

27200 West Agoura Road,

Calabasas, California 91301

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (818) 587-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On April 1, 2013 (the “Effective Date”), KYTHERA Biopharmaceuticals, Inc. (the “Company”) entered into a non-exclusive Commercial Development and Supply Agreement (the “Agreement”) with Cambridge Major Laboratories, Inc. (“Cambridge Major”) for the supply of deoxycholic acid drug substance for ATX-101.  As it has previously reported, the Company intends to establish long-term supply agreements with key suppliers, as well as with alternative suppliers in certain portions of its supply chain. As such, the Company and Cambridge Major have agreed to commence a joint development project to validate Cambridge Major’s manufacturing process and to comply with the necessary current good manufacturing practice regulations for the commercial supply, testing, packaging, labeling and delivering of the drug substance. The Agreement contains customary commercial terms for drug substance supply regarding forecasting, payment, pricing, ordering, current good manufacturing practices, compliance, quality and indemnification. Commencing on the date ATX-101 is approved for use by the U.S. Food and Drug Administration (“FDA”), the Company has agreed, subject to certain conditions, to purchase a customary minimum supply of drug substance from Cambridge Major for period of three (3) years.

The term of the Agreement runs through the fifth anniversary of final FDA approval of ATX-101. Following a pre-termination consultation, if either party determines that it is not feasible to maintain the joint development project, such party may terminate the Agreement upon 30 days’ written notice.  The Company may also terminate the Agreement upon 90 days’ written notice if denied regulatory approval of ATX-101 in the US, or immediately if Cambridge Major has not corrected or established a mutually agreed upon remediation plan for results which have been reasonably identified as critical by a Company audit or regulatory inspection within 90 days of receipt of such audit or inspection report.  The Company may terminate the Agreement without cause with two (2) year’s prior written notice following the three-year anniversary of the Effective Date, and Cambridge Major may terminate the Agreement without cause with three (3) year’s prior written notice following the two-year anniversary of the Effective Date. The Agreement may also be terminated by either party in the event of a material breach by or insolvency of the other party.

The foregoing description of the material terms of the Agreement is qualified in its entirety by the terms of the Agreement, which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the three months ended March 31, 2013.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2013	KYTHERA BIOPHARMACEUTICALS, INC.

By:
/s/ John W. Smither

John W. Smither
Chief Financial Officer

3